PRIMARY CAPITAL

Primary Capital, LLC
Member NASD, SIPC
14 Wall Street, 20th Floor, New York, NY 10005
T (212) 618-1515 F (212) 618-1514
Investment Banking, Financial Services

November 15, 2007 2007 年 11 月 15 日

Ms. Agatha Shen, CEO
Shing Mei Enterprises Limited
诚美企业有限公司

5P, No. 166 Sinho 2nd Road
Neihu District, Taipei City, Tiawan
台北公司:台北市内湖区新湖二路边 166 号召 5 楼合同呈交
沈玉蘋女士

Office: 011 86 755 2711 4568 Fax: 011 86 755 2711 4567
Cell: 011 2793 7727 Email: Agatha@sjelect.com.tw
Email: (Whitney Kuo) wkuo@sjelect.com.tw

This is a Confidential Agreement. Any disclosure, copying, distribution or use of the contents hereof is strictly prohibited. This Agreement may only be viewed by the intended recipients and their legal representation. The Company is strictly prohibited from making public references to Primary Capital or this Agreement without the prior written consent of Primary Capital.
本意向书具有保密性。对其内容进行任何形式的公布，复印，发行，或使用均被禁止。本意向书只可由指定收件人及其法律代表阅读。在获得源汇资本(Primary Capital)的书面许可之前，公司不得将源汇资本或本意向书作为公开推荐担保。源汇资本将不向任何第三方公布，复印、或发行本意向书。

Ms Shen:
沈女士:

This is to confirm our agreement whereby, Shing Mei Enterprises Limited ("SM" or "the Company") has requested Primary Capital, LLC ("PC") to render financial advisory and investment banking services to the Company on an exclusive basis regarding its long-term business strategy, and PC has agreed to render such services on the terms and conditions set forth herein. The "Company" shall also refer to any shell or other company which, during the term of this Agreement, shall acquire a majority of the shares of SJ or with which SJ shall merger or combine.
在此确认我们之间的协议。根据协议，诚美企业有限公司（以下称 "SM" 或 "公司"）聘请源汇资本（以下称 "PC"）作为公司的唯一的投资银行服务顾问，为公司提供基于长期商业策略的财务咨询和投资银行业务服务。PC 也同意按下面陈列的条款和条件提供全面服务。在本意向书生效期间，"公司" 的所指范围同样也包括任何可能获得 SM 大部分股份，或 SM 可能与之合并或联合的壳公司或其他公司。

1. The Company hereby engages PC for a term commencing on November 15, 2007 (the Engagement Date) and continuing for a period of two (24 months) years from the Engagement Date to render

advisory services to the Company as an investment banker relating to financial and similar matters. The Company shall be required to pay to PC an annual fee, in addition to other fees due hereunder, of one hundred fifty thousand dollars ($175,000). The first annual fee shall be deducted from the proposed financing and shall not be due until such financing has been closed. The second annual retainer fee due during the term of this Agreement shall be due November 15, 2008. The annual fees shall be paid from escrow at the closing of any financing received by the Company during the term of this Agreement.

公司在从 2007 年 11 月 15 日开始（聘用日）的两年(二十四个月)期间之内聘用 PC 以投资银行专家的身份在财务金融及类似事务上向公司提供咨询服务。公司必须在以下列出的其它应付费用之外，付给 PC 一笔数额为十七万五千美元（$175, 000）的聘用年费。第一笔聘用年费将从计划融资中扣除，且只在该融资完成时支付。第二笔资询服务费应在 2008 年 11 月 15 日付给。在公司获得的上述融资交结后，聘用年费将从监护账户内支付。

2. During the term of this Agreement, PC will provide the Company with such regular and customary investment banking services as is reasonably requested by the Company with respect to the consideration and implementation of its strategic alternatives and execution of its business plan. PC will assist the Company with the financial and regulatory aspects of its contemplated reverse merger transaction, proposed financing, and future obligations as a US public company. PC shall be responsible for providing financing for the reasonable costs associated with the Company's proposed reverse merger transaction as set forth in the paragraph below, up to and including the closing of the transaction which is defined by the filing of a Current Report on Form 8-K with the SEC describing the transaction. The Company shall be responsible for all costs after the closing of the reverse merger transaction. PC will advise the Company's management, assist with the preparation of the Company's business plan and provide recommendations concerning financial and related matters, including, but not limited to the following:

   在本意向书生效期间，PC 将在遵照公司合理要求，以及遵循公司商业计划书的实施和执行前提下，为公司提供正规合理的投资银行咨询指导服务。PC 将为公司就其所计划的反向并购和融资的金融和法律规范方面的内容进行协助，并协助公司处理其在未来成为美国上市公司所应承担的责任和要求。PC 将负责提供在以下章节中规定的反向并购所涉及的合理费用，直到并包括该反向并购交易完结为止 ---- 交易完结定义为向美国证管会 (SEC)以 8-K 表格形式提交现状报告以描述该反向并购。在反向并购交易完结后、公司将负责所有后续费用。PC 将为公司的管理层提供指导，协助公司准备其商业计划书，并将为公司管理层提供关于融资及相关内容的建议。所将提供的建议包括，但不局限于，以下各方面:

   A. Identifying an appropriate reverse merger vehicle. At the closing of the reverse merger, the vehicle will have no or nominal financial liabilities and will be qualified to be quoted on the OTC BB. PC will notify the Company and the Company's counsel as soon as the shell is selected, so they may perform their own due diligence on the shell. PC shall also provide representation and warranties on the shell.
   选定合适的反向并购工具。在反向并购完结时，这一并购工具将不具有任何财务负担或任何潜在的财务负担，并将具有在 OTCBB 上版的资格。一旦选择到壳公司，PC 将马上通知公司及公司顾问，以便公司进行其背景调查。PC 应当对壳公司的债务风险承担担保责任。
   B. Negotiating and structuring a reverse merger.
   为反向并购进行谈判和设计
   C. Changes in the capitalization of the Company.

YL AS

改变公司资本构成

D. Changes in the Company's corporate structure after the approval of the Company and its counsel.
经公司管理层和其法律顾问批准对公司结构的调整改变

E. Strategic relationships and JV partners.
战略关系和合作投资伙伴

F. NASDAQ / AMEX listing application when the Company is financially qualified and has implemented the appropriate board structure, internal controls and otherwise meets all applicable listing standards.
During the listing process PC shall provide the following services:
(1) Sponsorship for listing
(2) Assistance with the completion of the appropriate paperwork for listing
(3) Assistance with creating a corporate infrastructure, board structure, internal controls, and the identification of independent board members
在公司财务合格、組建了合理的董事会結构和内部控制机制，并符合所需上市条件后，进行 NASDAQ 或 AMEX 上市的准备和申请，并且帮助公司尽快完成转版工作，PC 提供的服务包括:
(1)对公司转版进行资助
(2)帮助公司完成转版申请过程中需要完成的文件
(3)帮助公司完成组织結构调整，董事会结构调整，内部控制建设，以及安排相关的具有资格的独立董事

G. Redistribution of shareholdings of the Company's stock according to requirement for the reverse merger.
根据反向并购的要求，对公司股票的所有权进行重新分配

H. Offerings of securities in public transactions.
公开交易中公司股票的发配

I. Sales of securities in private transactions.
私募交易中公司股票的发售

J. Alternative uses of corporate assets.
公司资产的另类使用

K. Mergers, acquisitions, and corporate spin offs.
合并，收购和公司股本的转移分离

L. Structure and use of debt.
债务的结构和使用

M. Sale of stock by insiders pursuant to Rule 144 or otherwise.
公司内部人士根据 144 法则和其它规则出售公司股份

N. Preparation of a detailed business plan, financial model and power point presentation.
为公司准备详细的商业计划书，财务模型，和 power point 格式的演示材料.

O. Investor relations representation.
投资者关系演示

P. Strategies to increase shareholder value.
提高股东价值的策略

Q. Placement Agent for the Company's proposed bridge financing of two million ($2,000,000) USD
为公司计划进行的二百万美元（$2,000,000 USD）桥梁借款担任承销商

R. Placement Agent for the Company's proposed PIPE financing of ~~seven~~ eight million ($8,000,000) USD
为公司计划进行的八百万美元（$8,000,000 USD）上市私募融资担任承销商

PC will be responsible for the following expenses:

PC 将负责以下费用开支：

- Reasonable legal fees, audit fees and expenses associated with the reverse merger transaction (legal counsel and auditor must be approved by PC and the Company).
  与本次反向并购相关的合理的法律费用及审计费用和开支（法律顾问及审计顾问必须由 PC 和公司共同认可）。
- The cost of the shell used in the reverse merger.
  在反向并购中壳公司或并购工具的费用
- Travel related expenses for accountant, lawyer and PC.
  PC、会计师、律师等相关差旅开支
- Preparation costs related to due diligence information.
  准备背景调查的相关开支
- Costs related to the preparation of a detailed business plan, business summary, PowerPoint presentation and financial model.
  为准备详细的商业计划书、商业简介、PowerPoint 幻灯片及公司财务模型的开支
- Costs incurred by PC personnel and other professionals approved by PC that are assigned to the project, including business trip fees and board and lodging expenses.
  由 PC 认可并被委派工作的 PC 员工和其它专业人士的费用，包括差旅费及食宿费用等。

3. During the period of this Agreement the Company agrees that it will not undertake or enter into any financing transaction, equity or debt, without the prior written consent of PC. Such agreement shall not unreasonably be withheld. PC shall use its best efforts to close a Two million ($2,000,000) USD bridge financing by November 30, 2007 and a ~~Seven~~ Eight million ($8,000,000) USD PIPE financing within ninety days after the Company's US GAAP audit and due diligence has been delivered to PC. PC has the right to appoint one board member to serve for a period of 12 months from the Effective Date.
   公司同意在本合同的有效期内，在没有得到 PC 的书面同意之前，不作任何股权或债权融资。这一承诺不得在理由不充分时解除。但 PC 将尽力在 2007 年 11 月 30 日之前为公司完成二百万美元（$2,000,000 USD）的桥梁借款，并会于公司将符合美国审计标准报告以及公司的尽职调查报告交给 PC 后 90 日内帮助公司完成八百万美元（$8,000,000 USD）的私募融资。PC 有权指派一个公司董事，从本协议签署后的 12 个月内任职。

4. For services provided by PC, under the terms of this Agreement, which includes paying the legal costs associated with the reverse merger transaction, PC and its affiliates, including the shell shareholders, shall collectively control ten percent (10%) of the outstanding shares of the Company at the closing of the PIPE financing. The Company will be required to have a pre-tax net income of four million ($4,000,000) USD in 2007 and a pre-tax net income of ten million ($10,000,000) USD in 2008. Any shortfall will result in additional shares being issued to PC in an amount equal to the shares issued to PC times the percentage that earnings fell short of the target. For example, earnings of nine million ($9,000,000) USD in 2008 would result in 10% additional shares being issued to PC.

对于 PC 所提供的服务，在本合同的有效期内，包括 PC 支付的与反向并购相关的法律费用在内，PC 及其相关单位，包括原壳公司股东在内，在公司反向并购完成以及私募融资（PIPE financing）之后，共同控制公司总发行股的百分之十（10%）。同时公司需要达到 2007 年全年税前利润不少于四百万美元（$4,000,000 USD），2008 年全年税前利

需要支付 PC 额外的股票作为补偿，数额相当于之前公司发给 PC 的股票数额乘以公司盈利不足部分占公司预期盈利的百分比。 举例说明，如果 2008 年公司税前利润为九百万美元（$9,000,000 USD），那么公司需要额外支付之前支付给 PC 股票总量的百分之十（10%）给 PC 作为补偿。

5. The Company will be responsible for the following expenses associated with the transaction:
公司将负责以下与本次交易相关的费用：

A) The annual retainer fees to be paid upon the closing of the financing transaction as described in section one (1) of this Agreement. These annual fees are to be paid to PC directly from escrow.
按照本合同第一项(1)所规定，在融资完成后交纳聘用年费。各年费由监护户口向 PC 直接支付。

B) All costs associated with the business of the Company and with its compliance with applicable securities laws and regulations.
公司为其业务及其为可适用证券法规合规所须支付的费用开支。

C) The employment of one full time bilingual (English / Chinese) financial person or comptroller to be jointly approved by the Company and PC, to assist the management of the Company with implementing its business strategy, financial reporting and presentations to institutional investors and US shareholders. This person shall report to the CFO of the Company or shall be the CFO of the Company.
聘请一位由公司和 PC 所共同认可的全职具有双语能力（英文/中文）的财务人员或财务监控官或公司执行官，以协助公司管理层实施其商业策略，进行财务申报，并向机构投资者和美国投资人进行介绍演示。该人员应是公司财务总监本人或向财务总监汇报工作的人。

D) Background checks performed by a third party service provider, approved by PC, of the Company and its management. The Background Checks must be delivered to PC directly from the service provider. Any background checks which produce information that would potentially impede the Company's ability to raise capital would need to be resolved in a manner that is acceptable to PC. 由 PC 所认可的第三方所进行的对公司及其管理层的背景调查，背景调查必须由这一服务的提供方直接向 PC 提供，任何在背景调查中发现的可能影响公司融资能力的资料/信息必须以可以被 PC 接受的方式解决

E) If PC assists the Company in the sale or distribution of securities to institutions and/or individuals in a private transaction, PC shall receive a fee, payable in cash unless otherwise mutually agreed upon, of ten percent (10%) of the gross amount received, plus a one percent (1%) non accountable expense allowance. PC shall also receive warrants to purchase the equity equivalent of ten percent (10 %) of the securities placed on the same terms as warrants received by investors. If no warrants are sold to investors, then the warrants to be received by PC shall be in a form provided by PC to the Company which shall have a term of five (5) years, an exercise price equal to the sale price of the securities to investors, full ratchet provisions, standard and a cashless exercise provision. Any co-broker retained by PC shall be paid by PC.
对于 PC 帮助公司以私募交易出售或发行股票给机构和/或个人，PC 收取相当于总融资额的百分之十(10%)的佣金以及 1%的杂费开支，以现金支付，除非双方另行签订了其他协

议。同时 PC 並获得通过 PC 的私募或发行股票总数的百分之十(10%)的期权，其条件将与投资人所获得的期权条件相同。如果在交易中并无期权买卖，PC 所将得到的期权将以 PC 向公司提供的方式获得，年期为五(5)年。期权启动价格将等同于对投资人的股票售价，受摊轮条款保护，并获得标准无现金执行条例保护。任何 PC 雇佣的合作经纪人的费用由 PC 支付。

F) All costs associated with the Company's US GAAP audit
公司按照美国财务制度要求进行财务审计的费用

All fees to be paid pursuant to this Section 5E are payable in cash, at closing, and are due and payable to PC out of the proceeds of the financing. In the event that this Agreement shall not be renewed or if terminated for any reason, notwithstanding any such non-renewal or termination, PC shall be entitled to a full fee as provided for hereunder, for any transaction taking place with a contact introduced to the Company by PC, within a period of twenty four (24) months after such non-renewal or termination for which the discussions were initiated or held between PC and the Company during the term of this Agreement. By execution of this agreement you direct the entity paying the proceeds to the Company to remit to PC its fees directly from the proceeds at closing.
在本意向书中按照 5E 项规定的应交费用应在交易完结时以现金方式从所融资金中向 PC 支付。倘若此协议不再续签或因任何原因终止，尽管出现不再续签或终止，如果某一交易的商讨是在有效期内由 PC 向公司介绍的，或在有效期内由 PC 和公司执行，PC 仍可在不再续签或终止後的 24 个月内对该交易收取全额费用。一旦执行这个意向书，公司須指导为公司付款的那一方在交易完成之時直接付款給 PC。

6. The Company acknowledges that all opinions and advice (written or oral) given by PC to the Company in connection with PC's engagement are intended solely for the benefit and use of the Company in considering the transaction to which they relate, and the Company agrees that no such opinion or advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor may the Company make any public references to PC, or use PC's name in any annual reports or any other reports or releases of the Company without PC's prior written consent.
公司确认，PC 根据约定提供给公司的所有意见和建议(书面或口头)是在考虑有关交易时单独用于公司的利益和用途。公司同意这些意见和建议不得用于其它用途或在任何时候，以任何方式和任何目的来复制，散布，引用或谈及。公司也不得在没有 PC 书面允许的前提下公开谈及 PC 或在任何年报或其它任何公司对外报告或发表上引用 PC 的名字。

7. The Company recognizes and confirms that, in advising the Company and in fulfilling its engagement hereunder, PC will use and rely on data, material and other information furnished to PC by the Company. The Company acknowledges and agrees that in performing its services under this engagement, PC may rely upon the data, material and other information supplied by the Company without independently verifying the accuracy, completeness or veracity of same.
公司承认并确认,在为公司提供咨询和履行合同职责时，PC 将使用并依赖由公司提供给 PC 的数据，资料和其它信息。公司确认和同意，PC 在按约定履行其服务时，有可能在没有独立地证实其准确性，完整性，精确性的情况下，依赖公司提供的数据资料和信息完成工作.

AS

8. The Company further agrees to indemnify and hold PC, its directors, officers, employees, agents and affiliates harmless from any and all claims, liabilities and expenses (including reasonable attorney's fees) which may in any way result from services rendered by PC pursuant to or in any way connected with the services provided under this agreement.
公司进一步同意豁免 PC 及其董事，执行官，雇员，经纪和联属机构不受因为 PC 根据本协议为公司提供服务而可能造成的任何起诉，债务，和支出(包括合理的律师费)的伤害和损失。

9. This Agreement shall at all times be governed by, construed, interpreted and enforced in accordance with the English version in accordance with the laws of the State of New York, USA. The parties hereby agree to the exclusive jurisdiction of the Federal and State courts located in the City of New York.
本合同以英文为准接受美国纽约州法律的监督、仲裁、解释、及执行，双方在此同意接受美国纽约市的联邦和州法院的司法管辖。

10. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. In the event that any provision of this Agreement shall be held to be void or unenforceable, the remaining provisions of this Agreement shall continue in full force and effect.
在任何有可能的情况下，本协议中的每一个条款都应按相关有效的法律进行解释。如果本协议中的任何一个条款被裁定无效或不可施行，本协议的其它条款依旧有效。

11. In the event that the Company shall fail to pay to PC any fee or expense reimbursement due hereunder when due, interest shall accrue on such amounts at the rate of 12% per annum. In the event that PC shall have to commence a legal action against the Company for any amounts due to it, the Company shall pay all of PC's expense in connection with such action, including, but not limited to, its legal fees.
如果公司不能向 PC 支付上诉费用或未能报销费用或股票报酬，这些费用的利息应以年利率百分之十二（12%）计算. 而如果 PC 需要诉诸法律诉讼来收回这些费用，公司则应付給 PC 为采取这一诉讼的所有费用, 包括, 但不限制于, 律师费.

12. Both parties need to do their best to get their own work done on time. If PC couldn't get the Company the first financing ($2,000,000 USD bridge financing) done within two (2) weeks after they receive the Company's Final US GAAP Audit Report, the Company has the right to talk to other parties.
双方需要尽全力按时完成各自的工作。如果 PC 在收到公司按照美国财务制度完成的财务审计报告之后的两周内不能帮公司完成其一期融资计划（二百万美元桥梁借款），那么公司有权利同其它机构合作。

If the foregoing correctly sets forth the understanding between PC and the Company, please so indicate your agreement by signing in the place provided below, at which time this letter shall become a binding contract.

如果以上所诉正确地阐明了 PC 和公司之间的理解，请在下方签字以明确表示。签字后这份文件成为一个有约束性的合同。

Primary Capital, LLC

Sincerely,
您诚挚的,

Primary Capital LLC 源汇资本 LLC

John C. Leo, President 约翰 C 里奥, 总裁

Accepted and Agreed:
接受并同意:
Shing Mei Enterprises Limited

By: ______________________
Ms. Agatha Shen, CEO 沈玉蘋女士, 总裁及首席执行官

Date/日期: 2007. 11. 15